Exhibit 21

SIMMONS FIRST NATIONAL CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES
AS OF DECEMBER 31, 2021

Name of Direct or Indirect Subsidiary	State of Incorporation or Organization
Simmons Bank	AR
Simmons First Investment Group, Inc.	AR
Simmons First Insurance Services, Inc.	AR
Simmons First Properties, Inc.	TN
Simmons First Insurance Services of TN, LLC	TN
FS Providence PCC of Grenada, LLC	MS
El Toro Holdings, LLC	FL
Simmons First Special Assets, Inc.	TN
PSH LLC	MO
Simmons First Auto, Inc.	TN
Simmons First Investments, Inc.	NV
Simmons First REIT of MO, LLC	MO
Simmons First SW REIT, Inc.	DE
Simmons First REIT of TN, Inc.	MD
Harob, Inc.	TX
Heartland Insurance, LLC	AR
Simmons NMTC Holding, LLC	AR
Stillwater NMTC, LLC	OK
AAC Investment Fund, LLC	OK
Santa Ana Holdings, LLC	MO
SDB Real Estate, LLC	TX
SWC PPR, LLC	AZ
Venture Holding Company, LLC	TN
Heartland Bank Liquidating Trust	AR
Cradduck LMB Investment Fund, LLC	MO
REI Subsidiary CDE 4, LLC	MO
Cradduck LMB Investment Fund 2, LLC	MO
REI Subsidiary CDE 12, LLC	OK
SWB Recovery Corp.	TX
Simmons First Risk Management, Inc.	NV
SF Real Estate Holdings, Inc.	AR
LBI Capital Trust V	DE
Hardeman County Statutory Trust I	DE
Community First Statutory Trust III	DE
Landrum Statutory Trust III	DE
Landco Partners II, LP	MO
Landrum Statutory Trust IV	DE

Name of Direct or Indirect Subsidiary	State of Incorporation or Organization
Beacon Village Tax Credit Fund, LLC	MO
Capital Partners Series SB II, LLC	MO
Capital Partners Series SB III, LLC	MO
Capital Partners Series SB IV, LLC	MO
Capital Partners Series SB, LLC	MO
ECD Investments, LLC	MS
Gateway Neighborhood Fund I, LLC	MO
MU Investment Property, LLC	MO
Raintree LMB, LLC	MO
Stockton Community Development Corporation	MO